EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832
Andrew R. Johnson, andrew.r.johnson@aexp.com , +1.212.640.8610

Investors/Analysts Contacts:
Rosie C. Perez, rosario.c.perez@aexp.com, +1.212.640.5574
Melanie L. Michel, melanie.l.michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FOURTH-QUARTER EARNINGS PER SHARE OF $2.03
AND FULL-YEAR EPS OF $7.99
ADJUSTED FULL-YEAR EPS OF $8.201

STRONG 2019 REVENUE GROWTH REFLECTS HIGHER CARD FEE INCOME, CARD MEMBER
SPENDING AND NET INTEREST INCOME

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2019	2018		2019	2018
Total Revenues Net of Interest Expense	$11,365	$10,474	9	$43,556	$40,338	8
Net Income	$1,693	$2,010	(16)	$6,759	$6,921	(2)
Diluted Earnings Per Common Share [2]	$2.03	$2.32	(13)	$7.99	$7.91	1
Adjusted Diluted Earnings Per Common Share[1]	$2.03	$1.74	17	$8.20	$7.33	12
Average Diluted Common Shares Outstanding	816	852	(4)	830	859	(3)

New York – January 24, 2020 - American Express Company (NYSE: AXP) today reported fourth-quarter net income of $1.7 billion, or $2.03 per share, compared with net income of $2.0 billion, or $2.32 per share, a year ago. The year-ago period included $496 million, or $0.58 per share, of certain discrete tax benefits.

Fourth-quarter consolidated total revenues net of interest expense were $11.4 billion, up 9 percent from $10.5 billion a year ago. This growth continued to be driven by a well-balanced mix of growth in fee, spend and lend revenues, consistent with the high levels of revenue growth the company has delivered for over two years.
Consolidated provisions for losses were $1 billion, up 7 percent from $954 million a year ago.
Consolidated expenses were $8.4 billion, up 9 percent from $7.7 billion a year ago. The rise reflected growth in rewards and other customer engagement costs, driven primarily by increased Card Member spending and higher usage of card benefits, as well as higher operating expenses.3
The consolidated effective tax rate was 14.8 percent, up from (9.8) percent a year ago. The year-ago period reflected the $496 million tax benefit mentioned above, which resulted from changes in the tax method of accounting for certain expenses; the resolution of certain prior years’ tax audits; and an adjustment to the company’s provisional tax charge related to the Tax Cuts and Jobs Act.
The current quarter included income tax and other tax-related benefits that the company employed to fund incremental business growth initiatives and to improve operating efficiencies.
For the full year, the company reported net income of $6.8 billion, compared with net income of $6.9 billion a year ago. Earnings per share was $7.99, compared with $7.91 a year ago. Adjusted earnings per share was $8.20 (excluding the impact of a litigation-related charge in the first quarter of 2019), compared with $7.33 a year ago (excluding certain discrete tax benefits in the fourth quarter of 2018).1
Revenues net of interest expense for the full year were $43.6 billion, up 8 percent (9 percent FX-adjusted4) from $40.3 billion a year ago.
Consolidated expenses for the full year were $31.6 billion, up 9 percent from $28.9 billion a year ago.
“We once again delivered steady, consistent performance in the fourth quarter, marking our 10th straight quarter of FX-adjusted revenue growth at or above 8 percent,” said Stephen J. Squeri, Chairman and Chief Executive Officer. “These results demonstrate the success of our strategy to generate sustainable, profitable growth across the enterprise over the long term.
“During 2019, we added 11.5 million new proprietary cards and continued to deliver solid billings growth. Almost 70 percent of our new Card Members are choosing our fee-based products, helping to drive card fee revenue growth of 17 percent. And, we delivered solid loan growth while maintaining industry-leading credit metrics.
“I am also pleased to report that we achieved our goal of virtual parity merchant coverage in the United States as of year-end 2019. We set this ambitious goal in 2016 recognizing the integral role of our merchant network in driving our growth, and we remain committed to continuing to increase our coverage globally.
“Across our businesses, we continued to make investments to increase our share, scale and relevance. In the premium consumer space, we refreshed a number of our card products and cobrand portfolios globally, and we applied our successful product strategy to our business card portfolio with the launch of several small business Platinum cards and a new Corporate Card program for large enterprises. In total, we have launched or refreshed over 50 proprietary products globally across our commercial and consumer businesses in the past two years, resulting in greater engagement and strong new card acquisitions.
“On the digital front, we are focused on integrating the new capabilities we recently acquired, and we’re seeing increased customer engagement across our digital channels. In fact, 81 percent of our active Card Members are digitally engaged with us either on our app or website.5

“For 2020, we expect revenue growth in the range of 8 to 10 percent on an FX-adjusted basis and earnings of $8.85 - $9.25 per share. Our consistent performance, along with our continued investments in product innovation and growth opportunities, gives us confidence that we have a long runway for steady growth over the long term.”
Global Consumer Services Group reported fourth-quarter net income of $846 million, up 21 percent from $702 million a year ago.
Total revenues net of interest expense were $6.2 billion, up 10 percent from $5.6 billion a year ago. The rise primarily reflected higher net interest income, Card Member spending and card fees.
Provisions for losses totaled $781 million, up 8 percent from $726 million a year ago.
Total expenses were $4.4 billion, up 6 percent from $4.2 billion a year ago. The increase reflected growth in rewards and other customer engagement costs, driven primarily by higher Card Member spending and higher usage of card benefits.
The effective tax rate was 13.7 percent, up from 3.4 percent a year ago.
Global Commercial Services reported fourth-quarter net income of $617 million, down 1 percent from $624 million a year ago.
Total revenues net of interest expense were $3.5 billion, up 7 percent from $3.3 billion a year ago. The increase primarily reflected higher Card Member spending, net interest income and card fees.
Provisions for losses totaled $235 million, up 5 percent from $223 million a year ago.
Total expenses were $2.6 billion, up 9 percent from $2.4 billion a year ago. The rise reflected growth in rewards and other customer engagement costs, including client incentives, driven by increased Card Member spending, as well as higher operating expenses.
The effective tax rate was 14.8 percent, up from 10.6 percent a year ago.
Global Merchant and Network Services reported fourth-quarter net income of $549 million, up 10 percent from $501 million a year ago.
Total revenues net of interest expense were $1.7 billion, up 3 percent from $1.6 billion a year ago. The rise primarily reflected increased Card Member spending.
Total expenses were $1 billion, up 2 percent from $995 million a year ago.
The effective tax rate was 17.1 percent, down from 20 percent a year ago.
Corporate and Other reported fourth-quarter net loss of $319 million, compared with net income of $183 million a year ago. The year-ago period included a portion of the above-mentioned discrete tax items.

________________________________

1	Adjusted diluted earnings per common share, a non-GAAP measure, excludes the impacts of a litigation-related charge in Q1’19 and certain discrete tax benefits in Q4’18. See Appendix I for a reconciliation to EPS on a GAAP basis. Management believes adjusted EPS is useful in evaluating the ongoing operating performance of the company.
2	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $12 million and $16 million for the three months ended December 31, 2019 and 2018, respectively, and $47 million and $54 million for the years ended December 31, 2019 and 2018, respectively, and (ii) dividends on preferred shares of $20 million and $19 million for the three months ended December 31, 2019 and 2018, respectively, and $81 million and $80 million for the years ended December 31, 2019 and 2018, respectively.
3	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, and other expenses.
4	As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the year ended December 31, 2019 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates. FX-adjusted revenues constitute non-GAAP measures.
5	Digital Engagement represents Card Member accounts with spend greater than $0 and at least one American Express website or mobile app visit vs. all Card Member accounts with spend greater than $0, for full year 2019.

# # #
About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
This earnings release should be read in conjunction with the company’s statistical tables for the fourth quarter 2019, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss fourth-quarter and full-year earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2020, among other matters, contain words such as “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•the company’s ability to achieve its 2020 earnings per common share (EPS) outlook and grow earnings in the future, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations, the company’s ability to control operating expense growth and generate operating leverage, and the company’s ability to continue executing its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: issues impacting brand perceptions and the company’s reputation; the impact of any future contingencies, including, but not limited to, restructurings, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; the amount and efficacy of investments in share, scale and relevance; changes in interest rates beyond current expectations; a greater impact from new or renegotiated cobrand and other partner agreements than expected, which could be affected by spending volumes and customer acquisition; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with partners, merchants and Card Members;

•the ability of the company to achieve its 2020 FX-adjusted revenue growth outlook and the composition and relative growth of fee, spend and lend revenues remaining consistent with expectations, which could be impacted by, among other things, weakening economic conditions in the United States or internationally; a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending, pay higher card fees and revolve balances; a slowdown in corporate spending; growth in Card Member loans and the yield on Card Member loans not remaining consistent with current expectations; the average discount rate changing by a greater amount than expected; Card Members continuing to be attracted to the company’s premium card products; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including within the premium consumer segment, commercial payments, the global network and digital environment;

•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;

•net interest income not growing consistent with current expectations in 2020, which will be influenced by, among other things, changes in benchmark interest rates and the company’s cost of funds, changes in consumer behavior that affect loan balances (such as paydown rates) and the company’s ability to continue to grow loans, the company’s Card Member acquisition strategy, pricing changes, product mix and credit actions, including line size and other adjustments to credit availability;

•the company’s write-off rates being higher or lower than current expectations in 2020, which will depend in part on changes in the level of loan and receivable balances and delinquencies, macroeconomic factors such as unemployment rates and the volume of bankruptcies, the mix of balances and the credit performance of newer vintages and non-card lending products;

•the company’s ability to continue to grow loans in 2020, which may be affected by increasing competition, brand perceptions and reputation, the company’s ability to manage risk, the behavior of Card Members and their actual spending and borrowing patterns, and the company’s ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;

•the growth of provisions for losses being higher or lower than current expectations in 2020, which will depend in part on changes in the level of loan and receivable balances and delinquency and write-off rates; the impact of new accounting guidance and the Current Expected Credit Loss (CECL) methodology; collections capabilities and recoveries of previously written-off loans and receivables; and macroeconomic factors like unemployment rates and the volume of bankruptcies;

•the actual amount to be spent on customer engagement in 2020, which will be based in part on management’s assessment of competitive opportunities; overall business performance and changes in macroeconomic conditions; the growth in cost of Card Member services, which could be impacted by, among other things, the factors identified in the subsequent paragraph; Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers; the costs related to reward point redemptions, advertising and Card Member acquisition; the company’s ability to continue to shift Card Member acquisition to digital channels; and new and renegotiated contractual obligations with business partners;

•cost of Card Member services not growing consistently with current expectations in 2020, which could be impacted by the degree of interest of Card Members in the value proposition offered by the company; increasing competition, which could result in additional benefits and services; the company’s ability to enhance card products and services to make them attractive to Card Members in a cost-effective manner; and the pace and cost of the expansion of the company’s global lounge collection;

•the company’s ability to control operating expense growth and grow operating expenses more slowly than revenues in 2020, which could be impacted by increases in costs, such as cyber, fraud or compliance expenses or consulting, legal and other professional fees, including as a result of increased litigation or internal and regulatory reviews; higher than expected employee levels; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence, or customer acquisition; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities; and the level of M&A activity and related expenses;

•the company’s 2020 tax rate not remaining consistent with current expectations, which could be impacted by, among other things, the company’s geographic mix of income, further changes in tax laws and regulation, unfavorable tax audits and other unanticipated tax items;

•changes affecting the company’s plans regarding the return of capital to shareholders through dividends and share repurchases, which will depend on factors such as capital levels and regulatory capital ratios and the actual impact of CECL on those ratios; changes in the stress testing and capital planning process and approval of the company’s capital plans; the amount of capital required to support asset growth; the amount the company spends on acquisitions of companies; the company’s results of operations and financial condition; and the economic environment and market conditions in any given period;

•the impacts of CECL not remaining consistent with current expectations, which could be affected by factors such as portfolio growth and mix across customer segments, as well as changes to customer behavior and macro forecast variables;

•the possibility that the company will not execute on its plans to continue expanding merchant coverage, which will depend in part on the success of the company, OptBlue merchant acquirers and GNS partners in signing merchants to accept American Express, which could be impacted by the value propositions offered by the company to merchants and merchant acquirers for card acceptance, as well as the awareness and willingness of Card Members to use American Express cards at merchants and of those merchants who agree to accept American Express cards to do so;

•the ability of the company to grow GNS and international SME billings, which could be impacted by the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability; the company’s ability to tailor products and services to make them attractive to local customers; competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants; and the willingness and ability of small and mid-sized companies to use credit and charge cards for procurement and other business expenditures;

•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•legal and regulatory developments, which could require the company to make fundamental changes to many of its business practices, including its ability to continue certain cobrand and agent relationships in their current form in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase stock; or result in harm to the American Express brand; and

•factors beyond the company’s control such as changes in global economic and business conditions, consumer and business spending generally, the availability and cost of capital, unemployment rates, geopolitical conditions, Brexit, trade policies, foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural and man-made disasters, health pandemics or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and its results of operations or disrupt the company’s global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2019 and the company’s other reports filed with the Securities and Exchange Commission.

American Express Company (Preliminary)
Appendix I
Reconciliations of Adjustments

	Q4'19	Q4'18	YOY % Change	YTD'19	YTD'18	YOY % Change
Diluted earnings per common share	$2.03	$2.32	(13)	$7.99	$7.91	1
Q4'18 discrete tax impacts(1)	—	(0.58)		—	(0.58)
Q1’19 litigation-related charge (pre-tax)	—	—		0.27	—
Q1'19 tax impact of litigation-related charge	—	—		(0.06)	—
Total impact of adjustments	—	(0.58)		0.21	(0.58)
Adjusted diluted earnings per common share	$2.03	$1.74	17	$8.20	$7.33	12

(1) Q4’18 discrete tax benefits reflect changes in the tax method of accounting for certain expenses, the resolution of certain prior years’ tax items and an adjustment to the company’s 2017 provisional tax charge related to the Tax Cuts and Jobs Act.